UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Hill International, Inc. (the “Company”) entered into a Credit Agreement, dated June 30, 2009 (the “Credit Agreement”), with Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank N.A., (the “Lenders”) and Bank of America, N.A., as Administrative Agent (the “Agent”) (collectively, the Company, the Lenders and the Agent are referred to as the “Parties”).

On March 6, 2012, the Parties entered into a Second Amendment to Credit Agreement (the “Second Amendment”), whereby the Parties amended the Credit Agreement and the Lenders agreed to waive specified defaults (“Defined Defaults”) under the Credit Agreement through the earlier of (a) March 31, 2014, provided that certain Required Commitment Reduction Conditions (as defined in the Second Amendment) are satisfied on or prior to March 31, 2013; (b) March 31, 2013, if the Required Commitment Reduction Conditions are not satisfied on or prior to March 31, 2013; or (c) the date on which there is an occurrence of any Event of Default (as defined in the Credit Agreement) other than the Defined Defaults.

Under the terms of the Second Amendment, the Parties, agreed, among other things, as follows:

•

The letter of credit sub-facility will be increased from $25,000,000 to $35,000,000 (under the Credit Agreement, amounts outstanding, including under the letter of credit sub-facility, still will be limited to $100,000,000);

•

If, on March 31, 2013, the Aggregate Commitments (as defined in the Credit Agreement) are greater than $75,000,000, the Aggregate Commitments will be immediately reduced to $75,000,000 and the Company will be required to immediately prepay and/or collateralize its borrowings to the extent necessary to reduce the total amounts outstanding to or below $75,000,000;

•

Upon satisfaction of the Required Commitment Reduction Conditions, the Company may request Eurodollar Rate Loan which will bear interest at a rate per annum equal to the British Bankers Association LIBOR Rate plus a rate between 1.50% and 5.75%, depending on our Consolidated Leverage Ratio at the time of the borrowing;

•

Base Rate loans will bear interest at a fluctuating rate per annum equal to sum of (a) the highest of (i) the Federal Funds Rate plus a rate between 0.25% and 0.50%, depending on our Consolidated Leverage Ratio at the time of the borrowing, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%, plus (b) a rate between 0.10% and 4.25% depending on our Consolidated Leverage Ratio at the time of the borrowing;

•

No Letter of Credit may be issued with an expiration date after March 31, 2014 without the approval by all Lenders, however such expiration date shall be extended to March 31, 2015 provided that the Required Commitment Reduction Conditions are satisfied on or prior to March 31, 2013;

•

The total amount available to be drawn under all Letters of Credit expiring after March 31, 2013 is limited to $27,500,000 unless: (a) all Lenders have approved such additional amount, or (b) the Required Commitment Reduction Conditions have been satisfied;

•

100% of the first $25,000,000 of net cash proceeds from the issuance or sale of any additional equity interests in the Company (other than under the Company’s existing 2006 Employee Stock Option Plan and Employee Stock Purchase Plan), plus, if such net cash proceeds are in excess of $50,000,000, 50% of such net cash proceeds in excess of $50,000,000, will be used to repay outstanding borrowings under the Credit Agreement, and with a concurrent reduction in the Aggregate Commitments, provided that the Company shall not be required to reduce the total amounts outstanding or the Aggregate Commitments below $60,000,000 as a result;

•

If the Company or its subsidiaries receives any payments for management services related to the construction and renovation of various universities located in Libya, 50% of such payment, net of (a) up to an aggregate amount of $16,000,000 of paid-when-paid obligations owed at the time of receipt of any such payment or payments, (b) all taxes due solely in connection with such payment and (c) amounts to be paid to subcontractors or suppliers in U.S. Dollars or readily convertible currencies solely in connection with such payment, will be used to repay outstanding borrowings under the Credit Agreement, and with a concurrent reduction in the Aggregate Commitments, provided that the Company shall not be required to reduce the total amounts outstanding or the Aggregate Commitments below $60,000,000 as a result; and

•

If the Company or its subsidiaries receives any payments or distributions from its HillStone International LLC joint venture, 50% of such payment or distribution will be used to repay outstanding borrowings under the Credit Agreement, and with a concurrent reduction in the Aggregate Commitments, provided that the Company shall not be required to reduce the total amounts outstanding or the Aggregate Commitments below $60,000,000 as a result.

The Second Amendment also contains revised covenants with which the Company must comply, including its consolidated leverage ratio, the consolidated fixed charge coverage ratio, and ratio of the Company’s consolidated funded indebtedness to consolidated net worth, as well as other covenants and certain restrictions relating to limitations on the ability of the Company’s subsidiaries to incur additional indebtedness, on the ability of the Company or its subsidiaries to make acquisitions, on the ability of the Company to declare or pay cash dividends to its stockholders until its consolidated leverage ratio is below a certain amount and on the ability of the Company’s subsidiaries to declare or pay certain cash dividends.

The Second Amendment is filed as Exhibit 10.1 to this report and is incorporated herein in response to this Item.

In connection with the Second Amendment, the Company paid the Lenders aggregate fees equal to 0.15% of the Lenders’ aggregate commitments under the Credit Facility. The Company also agreed to pay: (i) an additional fee of 1.00% of the Lenders’ aggregate commitments as of April 15, 2013 for any commitment beyond April 15, 2013; and (ii) a deferred fee of 2.0% of the total amounts outstanding accruing annually, provided that such deferred fee shall cease to accrue upon the earlier of the satisfaction of the Required Commitment Reduction Conditions or the payment in full of all obligations under the Credit Agreement. The Company also paid approximately $560,000 to the Agent as reimbursement for its out-of-pocket costs incurred in connection with the Second Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 6, 2012, we issued a press release announcing our entry into the Second Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Credit Agreement, dated as of March 6, 2012, by and among Hill International, Inc., a Delaware corporation, as Borrower, Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank National Association, as Lenders, and Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement).

99.1	Press Release dated March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: March 9, 2012	Title:	Senior Vice President and
Chief Financial Officer

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